Exhibit 10.2
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                             CONSULTANCY AGREEMENT,
                       AMENDMENT TO EMPLOYMENT AGREEMENT
                                      AND
                    AMENDMENT TO RESTRICTED STOCK AGREEMENTS




This Agreement is entered into as of the 11th day of November, 1996, by and between Meredith Corporation (the "Company"), an Iowa corporation, and Jack D. Rehm ("Rehm").

WHEREAS, Rehm is currently employed by the Company as its Chairman and Chief Executive Officer pursuant to an Employment Contract dated July 1, 1992 (the "Employment Contract"); and

WHEREAS, the Company and Rehm desire to extend the term of Rehm's employment with the Company, to provide for Rehm's services as consultant following the termination of his employment with the Company.

NOW, THEREFORE, IT IS HEREBY AGREED by and between the Company and Rehm as follows:

1. EMPLOYMENT. Paragraph 1 of the Employment Contract is amended effective January 1, 1997, by deleting the first sentence and inserting the following in its place:

    The Company hereby agrees to employ Rehm through December 31, 1997, or until such date after October 31, 1997, and before December 31, 1997, as Rehm shall specify in writing before October 31, 1997, that his employment with Company shall be terminated, but in any event Rehm shall remain the Chairman of the Board of Directors through December 31, 1997.

2. COMPENSATION. Paragraph 2 of the Employment Contract is amended by adding the following sentence at the end:

    Rehm and Company agree that Rehm's annual salary base rate shall be no less than $500,000 for the period from July 1, 1997, through December 31, 1997 (or such earlier date as provided in Paragraph 1 above).

3. OTHER EMPLOYMENT RIGHTS. Paragraph 10 of the Employment Contract is amended by adding the following sentence at the end:



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    Notwithstanding anything to the contrary provided in this Agreement, Rehm shall not be eligible to participate in, and the Company shall have no obligation to provide any benefits to Rehm under the Company's Management Incentive Plan for the period following June 30, 1997 (or any portion thereof that Rehm remains an employee of Company).

4.  RESTRICTED STOCK AGREEMENTS.

    (a) Paragraph 3 of the Restricted Stock Agreement dated September 22, 1992, by and between Company and Rehm with respect to 20,000 shares of restricted Company common stock (post the March 16, 1995, stock split) is amended by deleting the date "October 31, 1997," and inserting in its place, "the effective date of Employee's retirement from employment with the Company under the then established rules of the Company's tax-qualified retirement plan, but in any event no later than September 21, 2002."

    (b) Paragraph 3 of the Restricted Stock Agreement dated September 22, 1992, by and between Company and Rehm with respect to 54,862 shares of restricted Company common stock (post the March 16, 1995, stock split) is amended by deleting the date "October 31, 1997," and inserting in its place, "the effective date of Employee's retirement from employment with the Company under the then established rules of the Company's tax-qualified retirement plan, but in any event no later than September 21, 2002."

5. ELECTION AS DIRECTOR. At the Annual Meeting of Stockholders held on November 11, 1996, Rehm was re-elected a Director for a term to expire in 1999. The Company agrees to nominate him for re-election for a subsequent three-year term at the Annual Meeting of Stockholders in 1999, and Rehm agrees that he will serve in such capacity, if elected.

6. ENGAGEMENT AS CONSULTANT. The Company hereby agrees to retain Rehm as a consultant following the termination of his employment through December 31, 2000, but subject to termination by either party at any time upon 90 days' advance written notice. Rehm hereby accepts such employment as a consultant to the Company and agrees that during the period he is so retained he will render such consulting services to the Company from time to time as the Chief Executive Officer or the Board of Directors of the Company may reasonably request. In order to be in a position to render such consulting services and as a part of his duties as a member of the Board of Directors, Rehm shall keep himself reasonably informed as to the business and affairs of the Company.
Rehm shall be available for conferences at times and places to be designated by the Company during the term of his engagement as a consultant; it being understood, however, that Rehm shall not be required to be available for conferences on less than three (3) calendar days' notice or at times when Rehm

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has other regularly scheduled commitments, and that any one series of conferences shall not require Rehm's attendance for more than five (5) consecutive days. In addition, Rehm shall be ready to furnish consultation and advice by telephone, telegram or correspondence when reasonably requested.
Rehm shall keep the Company informed from time to time of his regularly scheduled commitments and where he can be reached for such consultation and advice. Notwithstanding the foregoing, Rehm, upon ten (10) days' prior notice to the Company, may select any period up to two (2) consecutive calendar months in any calendar year in which he may not be obligated to render the consulting services contemplated hereby.

7. COMPENSATION FOR SERVICES AS CONSULTANT. In consideration of the agreement of Rehm to be ready to furnish consulting services and of the consulting services to be rendered by Rehm pursuant to Paragraph 6, the Company agrees to pay Rehm at a rate commensurate with the consulting services requested of him from time to time, but in no event at a rate of less than $150,000 per year. The compensation payable Rehm in accordance with this Paragraph 7 shall be paid from time to time at regular intervals. In addition, Rehm will be reimbursed for all legitimate business expenses incurred in connection with the provision of consulting services to the Company. During his engagement as a consultant, Rehm shall be entitled to the perquisites existing during his prior employment, including same or equivalent club memberships reimbursement, company automobile in accordance with Company policy, office space and support services, use of the Company aircraft on Company business, use of Company accommodations on Company business, and tax and financial planning from KPMG Peat Marwick.

8.  HEALTH COVERAGE AFTER TERMINATION OF EMPLOYMENT.

    (a) As additional consideration for the consultancy services to be provided by Rehm under this Agreement, the Company agrees to provide at no cost to Rehm (other than any applicable income taxes) the following benefits: (i) Medicare Supplement coverage for Rehm that is the same coverage as provided for other retirees of the Company; (ii) Rehm's spouse will be covered by an individual Medicare Supplement plan; (iii) Rehm and his spouse will receive the same dental and prescription drug coverage as is provided to Company employees; and
         (iv) participation by Rehm and his spouse in the Company's officer medical reimbursement program.

    (b) Following the termination of the consultancy under this Agreement, Rehm will be eligible to continue the Medicare Supplement coverage at the cost applicable to a retiree from employment with the Company with the same number of years of continuous active service as an employee as Rehm. Further, Medicare Supplement coverage for Rehm's spouse, dental coverage, prescription drug coverage and participation in the


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         Company's officer medical reimbursement program will be terminated.
         At her election, the Medicare Supplement coverage may be continued by Rehm's spouse under an individual coverage plan with the premiums to be invoiced directly to Rehm's spouse.

9. RENEWAL OF CONSULTANCY. The term of Rehm's consultancy as provided in Paragraph 6 above may be renewed for up to two (2) subsequent one-year (1) terms by mutual agreement of the parties.

10. NON-COMPETITION. Paragraph 6(a) of the Employment Contract is deleted and the following is inserted in its place:

     Rehm agrees that during the period of his employment by the Company and during the period that he is a consultant to the Company and for a period of three (3) years following the termination of his consultancy, he shall not consult with, accept employment with, become or invest in, or in any way aid or abet any proprietorship, partnership, corporation or other business entity that is a competitor of the Company in the United States of America ("Prohibited Action"), except with the prior written consent of the Company.

11. INDEPENDENT CONTRACTOR. The parties agree that while acting as a consultant, Rehm shall at all times be an independent contractor and that nothing herein shall be construed to cause Rehm to be an employee of the Company.

12. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company. Rehm may not assign this Agreement, in whole or in part.

13. GOVERNING LAW. This Agreement and the validity of its provisions shall be construed according to the laws of the State of Iowa.

14. ENTIRE AGREEMENT. This Agreement contains all the understandings and representations between the parties with respect to the subject of this Agreement.

15. AMENDMENT OR MODIFICATION; WAIVER. No provision of this Agreement may be amended or modified unless such amendment or modification is agreed to in writing. No provision to be performed by a party may be waived by the other except by in writing. No waiver by either party shall be deemed a waiver of a similar or dissimilar provision.

16. HEADING. Headings of the sections of this Agreement are intended solely for convenience and no provision of this Agreement is to be construed by reference to the title of any section.

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IN WITNESS WHEREOF, pursuant to authorization of its Board of Directors, the
Company has caused this Agreement to be signed and Rehm has set his hand as of the 11th day of November, 1996.



MEREDITH CORPORATION                         JACK D. REHM



By:         /s/ E. T. Meredith III           /s/ Jack D. Rehm
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     E. T. Meredith III
     Chairman of the Executive Committee
       of the Board of Directors



























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